Secured Home Promissory Note

$13,000.00                                          Washington
                                                    January 1, 1998

     For value received, Paul D. Cook and Laurie C. Cook, (Promissor) promise to pay to the order of Wade Cook Seminars, Inc., a Nevada corporation, at its office at 14675 Interurban Ave. S, Seattle, Washington, 98168 or at such other place as the holder of it may from time to time designate in writing, the principal sum of thirteen thousand dollars and no cents, ($13,000.00), which sum, together with interest from the date of this Note on the unpaid principal sum, together with interest from the date of this Note on the unpaid principal balance at the rate of eleven (11.00%) percent per year, shall be payable in monthly installments of Four Hundred Dollars and no/100 ($400.00) each, beginning February 1, 1998, and continuing on thereafter for one year for a total of twelve payments.

     A Balloon payment of Nine Thousand, Eight Hundred Fifty Four Dollars and Eighty cents ($9,854.80) will be due upon the last payment made.

     It is further agreed and understood that for as long as Promissor is an employee/independent contractor of Wade Cook Seminars, Inc. he authorizes said monthly payment to be automatically deducted from his monthly commission. If Promissor is terminated or leaves said company, Promissor shall continue to be bound by the obligations as set forth in this agreement.

     The undersigned reserves the right to prepay this Note in whole or in part at any time, provided that all interest accrued to the date of the prepayment shall first have been paid.


Secured Property:

     Lot 24, Overlook at Old Mill Subdivision, according to the Plat thereof; as recorded in the Office of the County Recorder of Said County.

The address to the house is: 6611 South Lindie CT, Sale Lake City, Utah 84058

     In the event that the monthly payments provided for in this Note have not been paid and actually received by Promisee on or within five (5) days of their due date, a late charge of twenty-five dollars ($25.00) shall be accessed by Promisee to cover the extra expense involved in handling delinquent payments. Promisee shall not be obligated to accept any monthly payment made after its due date, unless that monthly payment shall be accompanied by the full amount of the late charges assessed by Promisee as provided in this Note; however, in the event that a late monthly payment is accepted, that payment shall first be applied to late charges.

Secured Promissory Note
Paul D. Cook and Laurie C. Cook
Page 2

    Any legal holder of this Note may, without notice and without releasing the liability of any maker or guarantor of this Note, grant extensions or renewals of this Note from time to time and for any term or terms.

    Any legal holder of this Note shall not be liable for or prejudice by failure to collect or for lack of diligence in bringing suit on this Note or any renewal or extension of this Note. Promissor waives presentment for payment, notice of nonpayment, protest and notice of protest.

     Should this Note be placed in the hands of an attorney for collection, or if action be instituted on it, all parties now or in the future liable for indebtedness evidenced by this Note, jointly and severally agree to pay all costs and expenses of the collection or enforcement action with reasonable attorney fees in addition to the amount found due.


Dated this 30th day of December, 1997.


/s/ Paul D. Cook              /s/ Laurie C. Cook
----------------------        --------------------------
Paul D. Cook                  Laurie C. Cook